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                                                                   Exhibit 10.16

                    DATED AS OF THE 1ST DAY OF NOVEMBER 2006

                     BEIJING CENTURY MEDIA CULTURE CO., LTD.

                                       and

                   SHANGHAI CAMERA MEDIA INVESTMENT CO., LTD.

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                              COOPERATION AGREEMENT

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THIS AGREEMENT is dated as of the 1st day of November 2006.

BETWEEN:

BEIJING CENTURY MEDIA CULTURE CO., LTD., a company incorporated under the laws of the PRC with a registered address of 18-338 Jianshe Road, Kaixuan Avenue, Liangxiang Village, Fangshan District, Beijing, PRC (the "CONTENT PROVIDER"); and

SHANGHAI CAMERA MEDIA INVESTMENT CO., LTD., a company incorporated under the laws of the PRC with a registered address of 3B10, No. 168 Tianshan Zhi Road, Changning District, Shanghai, PRC (the "RECIPIENT")

WHEREAS:

(A) The Recipient and Inner Mongolia Television Station ("IMTV") entered into a strategic cooperation agreement in December 2003 and, subsequently, into a supplemental agreement (collectively, the "IMTV AGREEMENT").

(B) The Content Provider and its Affiliates are experienced in television program sourcing and production, and agree to provide the Content to the Recipient on the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.   INTERPRETATION

1.1 Definitions. In this Agreement (including the Recitals and the Schedule), unless the context otherwise requires, the following expressions shall have the following meanings:

     "AFFILIATES"                of a specified Person means any other Person
                                 that, directly or indirectly, through one or
                                 more intermediaries, Controls, is Controlled
                                 by, or is under the common Control with, such
                                 specified Person or, in the case of a natural
                                 Person, such Person's spouse, parents and
                                 descendants (whether by blood or adoption and
                                 including stepchildren);

     "BUSINESS DAY"              means any day other than Saturday or Sunday on
                                 which banks are generally open for business in
                                 the PRC;


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
     "CIETAC" shall have the meaning ascribed to it under Clause 11;

     "CONTENT"                   means content and information produced or
                                 acquired by, on behalf or at the behest of the
                                 Content Provider comprising business and
                                 general information to be delivered to the
                                 Recipient by the Content Provider from time to
                                 time;

     "CONTROL", "CONTROLS",      means the possession, directly or indirectly,
     "CONTROLLED" (or any        of the power to direct or cause the direction
     correlative term)           of the management of a Person, whether through
                                 the ownership of voting securities, by
                                 contract, credit arrangement or proxy, as
                                 trustee,, executor, agent or otherwise. For the
                                 purpose of this definition, a Person shall be
                                 deemed to Control another Person if such first
                                 Person, directly or indirectly, owns or holds
                                 more than 50% of the voting equity interests in
                                 such other Person;

     "FEES"                      means the consideration described under Clause
                                 3.1;

     "IMTV" shall have the meaning ascribed to it in Recital A hereto;

     "IMTV AGREEMENT"            shall have the meaning ascribed to it in
                                 Recital A hereto;

     "PERSON" or "PERSONS"       means any natural person, corporation, company,
                                 association, partnership, organization,
                                 business, firm, joint venture, trust,
                                 unincorporated organization or any other entity
                                 or organization, and shall include any
                                 governmental authority;

     "PRC"                       means the People's Republic of China; and

     "TERM"                      shall have the meaning ascribed to it in Clause
                                 4.1.

1.2  Interpretation. In this Agreement:

     (a) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification);


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     (b)  unless the context requires otherwise, words incorporating the singular shall include the plural and vice versa and words importing a gender shall include every gender; and

     (c) references herein to Clauses and Recitals are to clauses and recitals of this Agreement.

2.   CONTENT DELIVERY

2.1 Content Delivery. In consideration of the Fees and subject to the terms and conditions of this Agreement, the Content Provider agrees to provide or procure its Affiliates to provide to Recipient the Content during the Term on a non-exclusive basis.

2.2 Sublicense. Recipient shall and shall cause its successors, Affiliates, officers, directors, employees and agents to comply with the terms of this Agreement. Except as specifically set forth in this Agreement, Recipient may not sublicense any of its rights under this Agreement, or allow others to distribute or air the Content in whole or in parts, or otherwise distribute or exploit any portion of any of the Content. Without limiting the foregoing, Recipient must not, and must not authorize others to sell, transfer, mortgage, hypothecate or permit any lien to attach upon the Content or any part thereof.

2.3 Title to the Content. Recipient acknowledges and agrees that, unless mutually agreed by the parties, as between Recipient and Content Provider, all rights and title in and to the Content are the exclusive property of the Content Provider or its Affiliates and that all rights not specifically granted herein to Recipient are reserved to the Content Provider for its own use and disposition.

2.4 Limited Use. The Content must only be used by the Recipient for the purpose of and in connection with the IMTV Agreement only. Content Provider shall ensure the Content it provides complies with relevant laws and the requirements of IMTV and shall, if necessary, modify the Content in accordance with the relevant laws and the requirements of IMTV.

3.   FEES

3.1 Fees. In consideration for the provision of the Content, the Recipient shall, after the Content Provider has provided the Content in compliance with the terms hereunder, by no later than fourteen (14) days after the Recipient received the invoice issued by the Content Provider for the relevant Content, pay to the Content Provider the fees set out in such invoice for the Content and ancillary services (if any) described therein (the "FEES"). If there is any dispute with respect to the Fees, the parties shall settle such dispute through friendly consultation.

3.2 Method of Payment. The Fees shall be paid in accordance with this Clause by cash, transfer cheque or bank transfer or using such other method as may be acceptable to the Content Provider to the account of the Content Provider or such


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     other parties as the Content Provider may direct in writing from time to time.

4.   TERM

4.1 Term. Unless otherwise terminated pursuant to Clause 5, the term of this Agreement shall commence from the date hereof and shall continue in full force and effect until 31 December 2023. Upon expiry of the said Term, this Agreement shall be automatically extended for no less than ten (10) years, the exact term of extension shall be determined by the parties in writing (the "TERM").

5.   TERMINATION

5.1 Termination. This Agreement may be terminated by the Content Provider at any time without compensation by written notice served on the Recipient in accordance with the terms of this Agreement 30 Business Days' prior to such termination.

5.2 Termination for Material Breach. In the event either party materially breaches this Agreement and fails to remedy such breach to the satisfaction of the non-defaulting party within 10 Business Days from the date it receives written notice of such breach from the non-defaulting party, without prejudice to any legal or other rights or remedies which the non-defaulting party may have, the non-defaulting party has the right to terminate this Agreement upon expiry of the said 10 Business Days immediately by written notice to the defaulting party.

6.   TERMINATION CONSEQUENCES

6.1 Obligations on Termination. Upon termination of this Agreement for whatever cause, the Recipient must forthwith:

     (a) cease all use, including broadcasting, distribution and/or syndication, of the Content; and

     (b) cause its sublicensees (if any) and Affiliates to immediately cease all use, including broadcasting, distribution and/or syndication, of the Content.

6.2 Transitional Matters. Upon the termination of this Agreement for any reason, the Recipient must fully cooperate with the Content Provider in all necessary and reasonable transitional matters including, without limitation and at the Recipient's cost and expense, taking all necessary actions on the Content Provider's behalf reasonably necessary to protect and/or perfect their right, title and interest in and to the Content.

7.   PROPRIETARY RIGHTS

7.1 Copyright. The Recipient acknowledges that the copyright in the Content (including any edited versions) shall remain exclusively with the Content Provider or its Affiliates unless otherwise agreed by the parties. All right and title


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     in and to the Content (including any edited versions), including but not limited to films and recordings, titles, names, trade marks, concepts, stories, plots, incidents, animations, illustrations, ideas, formulas, formats and any other literary, musical, artistic or other creative material included therein, shall remain the exclusive property of the Content Provider or its Affiliates.

7.2 Reservation of Rights. The Content Provider expressly reserves all rights not expressly granted by the Content Provider to the Recipient under this Agreement.

7.3 Attribution. The Recipient must provide attribution to the Content Provider and must ensure it uses appropriate copyright or other proprietary rights notices regarding the Content as reasonably instructed by the Content Provider from time to time, to the extent customary in the broadcast industry.

7.4 Protection of Rights. The Recipient must take any action and execute any and all documents necessary to protect and/or perfect the Content Provider's or its Affiliates' rights in the Content.

8.   RECIPIENT'S WARRANTIES & REPRESENTATIONS

8.1 Recipient's Representation. The Recipient represents and warrants that it is free to enter into this Agreement and to perform its obligations under this Agreement.

8.2  Recipient's Covenants. Without limiting the generality of Clause 8.1, the
     Recipient:

     (a) must not introduce into the Content any defamatory or obscene matter or other objectionable material of any kind whatsoever whether or not it would give rise to any cause of action;

     (b) warrants that it is duly authorised to broadcast, distribute and syndicate the Content in accordance with the terms of this Agreement;

     (c) warrants that the broadcast, distribution, syndication of the Content under this Agreement is lawful within the PRC provided that the Content itself does not violate the laws of the PRC and unless the breach of any laws is caused by IMTV;

     (d) must comply with all relevant laws and regulations of the PRC when performing this Agreement, and must broadcast, distribute and syndicate the Content in compliance with the laws and regulations of the PRC; and

     (e) must ensure that all content contained within the Content as distributed complies with the laws and regulations of the PRC (unless such non-compliance is caused by IMTV).

8.3 Term of Representations. The Recipient covenants and agrees that all of the foregoing warranties and representations under Clauses 8.1 and 8.2 shall remain


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     true and correct for the duration of this Agreement, and must take all actions necessary, at its cost, to fulfill its obligations under this Clause.

8.4 Content Provider's Representation. The Content Provider represents and warrants that it is free to enter into this Agreement and to perform its obligations under this Agreement.

8.5 Content Provider's Covenants. Without limiting the generality of Clause 8.3, the Content Provider warrants that:

     (a) it has obtain all required licenses, consents, approvals and permits from any person necessary to perform its obligations under this Agreement and will otherwise comply with all applicable statutes, laws, rules, regulations and industry standards with respect to the performance of its obligations under this Agreement;

     (b)  the Content itself does not violate the laws of the PRC;

     (c) it has the right to provide the Content to the Recipient and that the Content does not infringe the copyright or other rights of any third parties.

8.6 Term of Representations. The Content Provider covenants and agrees that all of the foregoing warranties and representations under Clauses 8.4 and 8.5 shall remain true and correct for the duration of this Agreement and must take all actions necessary, at its cost, to fulfill its obligations under this Clause.

9.   INDEMNITY

9.1 Indemnity. Each party (the "INDEMNIFYING PARTY") agrees to indemnify (and keep indemnified) and hold harmless the other (including the Content Provider's successors, Affiliates, officers, directors, employees and agents) (the "INDEMNIFIED PARTY") from and against any and all claims, damages, losses and expenses arising out of or in connection with any breach of this Agreement by the Indemnifying Party; provided that the parties shall have no liability to indemnify the other (including the Content Provider's successors, Affiliates, officers, directors, employees and agents) of any losses arising directly as a result of (i) the compliance with any order, decree or ruling or takes any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement issued by any competent governmental authority in the PRC, or (ii) the actions or inactions of the other party, its Affiliates or other Persons under the Control of that party. This indemnity is additional to and cumulative or any other remedies the Indemnified Party may have under this Agreement or otherwise in law and/or equity as a result of the actions of the Indemnifying Party.

9.2 Indemnity regarding sublicensees. Without limiting the generality of Clause 9.1, the Recipient shall indemnify (and keep indemnified) and hold harmless the Content Provider (including the Content Provider's successors, Affiliates,


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     officers, directors, employees and agents) from and against any and all actions, claims, liability, costs, losses, damages and expenses arising by reason of any claim or action brought against the Recipient by any sublicensee(s) or any other person or entity as a result of or attributable to the Recipient's distribution and/or syndication of any part of the Content in the PRC (to the extent not caused by a breach of this Agreement by the Content Provider).

10.  GOVERNING LAW AND DISPUTE RESOLUTION

10.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the PRC.

10.2 Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be settled through friendly consultation between the parties. In the event that no settlement is reached within 30 Business Days from the date of notification by either party to the other that it intends to submit a dispute, controversy or claim to arbitration, then such dispute, controversy or claim shall be finally resolved by arbitration under the arbitration rules of the China International Economic and Trade Arbitration Commission ("CIETAC") as at present in force, which rules are deemed to be incorporated by reference into this Article. The place of arbitration shall be Shanghai, PRC. The language of the arbitration shall be Chinese. The tribunal shall consist of three arbitrators. Two arbitrators shall be selected by the respective parties. The third arbitrator shall be selected by agreement between the parties or, failing agreement within 10 Business Days of the appointment of the two party-nominated arbitrators, by the chairman of CIETAC.

11.  FURTHER ASSURANCE

11.1 Assurance. Each party shall do all acts and execute and deliver all documents as may be necessary to give effect to the provisions set forth herein.

12.  CONFIDENTIALITY

12.1 Confidentiality. Unless otherwise agreed by the parties, the parties agree to keep the terms and conditions of this Agreement strictly confidential. The Agreement or the terms and conditions thereof will only be disclosed if and to the extent necessary under the laws and regulations of the PRC.

13.  NOTICES

13.1 Notices. Notices or other communications required to be given by any party pursuant to this Agreement shall be in writing in Chinese and may be delivered personally or sent by registered airmail or postage prepaid, by a recognized courier service or by facsimile transmission to the address of the other party set forth below. The dates on which such notices shall be deemed to have effectively given shall be determined as follows:


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     (a)  notices given by personal delivery shall be deemed effectively given on the date of personal delivery.

     (b) notices given by registered airmail or postage prepaid shall be deemed effectively given on the tenth Business Day after the date on which they were mailed (as indicated by the postmark).

     (c) notices by courier shall be deemed effectively given on the fifth Business Day after they were sent by recognized courier service.

     (d) notices given by facsimile transmission shall be deemed effectively given on the first Business Day following the date of successful transmission and receipt as evidenced by the transmission report.

          Content Provider

          Room 701, Kun Tai International Mansion
          12B Chao Wai Street, ChaoYang District,
          Beijing 100020,
          China

          For the attention of: Zhu Shan
          Phone No.: 010 -58645200
          Fax No.: 010 -58797151

          Recipient

          2nd Floor, Da Zhong Finance Building,
          1033 Yan An Road West
          Shanghai 200050
          PRC

          For the attention of: Mr. Zhang Guanming
          Telephone No.: 021-61612110
          Facsimile No.: 021-61612108

          With a copy to Richard Wang & Co.:

          18th Floor, Union Building
          100 Yan An Road East, Shanghai 200002, P.R.C.

          Attention: Catherine Chen
          Telephone No.: (8621) 6326 5800
          Facsimile No.: (8621) 6321 8890

13.2 Any party may at any time change its address for service by notice in writing


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     delivered to the other party in accordance with the terms hereof.

14.  MISCELLANEOUS

14.1 Time of Essence. Time shall be of the essence of this Agreement.

14.2 Headings. The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

14.3 Amendments. This Agreement may not be amended or modified except in writing signed by all parties, and any amendment and supplement to this Agreement shall form part of this Agreement and shall have the same legal effect as this Agreement.

14.4 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties in connection with the transactions hereby contemplated. This Agreement supersede all previous agreements, arrangements and understandings between the parties with regard to such transaction which shall cease to have any further force or effect.

14.5 Severance. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

14.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and either party may enter into this Agreement by executing a counterpart.

14.7 Languages. This Agreement shall be executed in both the English and Chinese languages and in the event of any discrepancy between the two versions, the parties hereto shall negotiate in good faith to resolve the discrepancy provided that if such good faith negotiation does not resolve in a resolution, then the Chinese version of this Agreement shall prevail.


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IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

BEIJING CENTURY MEDIA CULTURE CO., LTD.


By: /s/
    ---------------------------------
Name:
      -------------------------------
Title: Authorized Signatory


SHANGHAI CAMERA MEDIA INVESTMENT CO., LTD.


By: /s/ Zhang Guan Ming
    ---------------------------------
Name: Zhang Guan Ming
Title: Legal Representative